CONSENT OF THE WALLACH COMPANY, INC.


         We consent to the use in this Registration statement of Vail Banks, Inc. on Form S-4 of our opinion related to Estes Bank Corporation included in the Prospectus to such Registration Statement at Appendix D and to the reference to our firm in the Prospectus under the captions "BACKGROUND OF AND THE REASONS FOR THE MERGER REORGANIZATION" "FAIRNESS OPINION TO SHAREHOLDERS OF ESTES BANK," and "OPINION OF ESTES BANK'S FINANCIAL ADVISOR REORGANIZATION."



/s/ The Wallach Company, Inc.
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THE WALLACH COMPANY, INC.

May 31, 2000
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